Filed Pursuant to Rule 433
                                                         File No.: 333-130543-08

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    October 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM2
--------------------------------------------------------------------------------

                    SECURITIZED ASSET BACKED RECEIVABLES LLC
                              NEW ISSUE TERM SHEET
                           $792,162,000 (approximate)
--------------------------------------------------------------------------------

                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    October 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM2
--------------------------------------------------------------------------------

                    SECURITIZED ASSET BACKED RECEIVABLES LLC

                              NEW ISSUE TERM SHEET

                           $792,162,000 (approximate)

--------------------------------------------------------------------------------

             Securitized Asset Backed Receivables LLC Trust 2006-WM2
                                     Issuer

                    Securitized Asset Backed Receivables LLC
                                    Depositor

                               WMC Mortgage Corp.
                                   Originator

                           HomEq Servicing Corporation
                                    Servicer

               Mortgage Pass-Through Certificates, Series 2006-WM2

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    October 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM2
--------------------------------------------------------------------------------

Transaction Summary
-------------------


         Expected         Expected Ratings
Class    Amount(1)    (S&P/Moody's/Fitch/DBRS)
-----   -----------   ------------------------
 A-1    179,265,000       AAA/Aaa/AAA/AAA
A-2A    200,000,000       AAA/Aaa/AAA/AAA
A-2B    219,501,000       AAA/Aaa/AAA/AAA
A-2C    173,431,000       AAA/Aaa/AAA/AAA
A-2D     40,578,000       AAA/Aaa/AAA/AAA
 M-1     32,531,000     AA+/Aa1/AA+/AA(high)
 M-2     30,029,000         AA/Aa2/AA/AA
 M-3     18,517,000      AA-/Aa3/AA/AA(low)
 M-4     32,031,000          A/A2/A+/A
 M-5     15,014,000        A-/A3/A/A(low)
 B-1     13,513,000   BBB+/Baa1/BBB+/BBB(high)
 B-2     10,010,000       BBB/Baa2/BBB/BBB
 B-3      7,007,000   BBB-/Baa3/BBB-/BBB(low)
 B-4     10,010,000     BB+/Ba1/BB+/BB(high)

                            Avg. Life to      Mod. Dur. to                                         Initial Credit
                Interest       Call/              Call/                                             Enhancement
Class   Index     Type     Mty(yrs)(2)(3)   Mty(yrs)(2)(3)(4)   Payment Window to Call/Mty(2)(3)      Level(5)
-----   -----   --------   --------------   -----------------   --------------------------------   --------------
 A-1                                 ***Not Offered - 144A Private Placement***
A-2A     1mL    Floating    2.32 / 2.53        2.07 / 2.20       11/06 - 05/13 / 11/06 - 07/21              18.80%
A-2B     1mL    Floating    1.00 / 1.00        0.96 / 0.96       11/06 - 07/08 / 11/06 - 07/08              18.80%
A-2C     1mL    Floating    3.00 / 3.00        2.70 / 2.70       07/08 - 10/12 / 07/08 - 10/12              18.80%
A-2D     1mL    Floating    6.53 / 8.80        5.40 / 6.76       10/12 - 05/13 / 10/12 - 07/21              18.80%
 M-1     1mL    Floating    4.71 / 5.22        4.05 / 4.36       05/10 - 05/13 / 05/10 - 07/19              15.55%
 M-2     1mL    Floating    4.63 / 5.12        3.98 / 4.29       03/10 - 05/13 / 03/10 - 11/18              12.55%
 M-3     1mL    Floating    4.58 / 5.05        3.94 / 4.24       02/10 - 05/13 / 02/10 - 03/18              10.70%
 M-4     1mL    Floating    4.54 / 4.98        3.91 / 4.18       01/10 - 05/13 / 01/10 - 10/17               7.50%
 M-5     1mL    Floating    4.52 / 4.89        3.88 / 4.12       12/09 - 05/13 / 12/09 - 08/16               6.00%
 B-1     1mL    Floating    4.50 / 4.81        3.83 / 4.02       12/09 - 05/13 / 12/09 - 12/15               4.65%
 B-2     1mL    Floating    4.50 / 4.73        3.80 / 3.95       12/09 - 05/13 / 12/09 - 03/15               3.65%
 B-3     1mL    Floating    4.48 / 4.62        3.68 / 3.77       11/09 - 05/13 / 11/09 - 07/14               2.95%
 B-4                                ***Not Offered - 144A Private Placement***

      (1)   Subject to a variance of plus or minus 5%.
      (2)   Assumes 10% optional clean-up call is exercised.
      (3) Based on 100% of the applicable prepayment assumption. See Summary of Terms.
      (4)   Assumes pricing at par.
      (5)   Includes 1.95% overcollateralization.

The Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1, Class B-2 and Class B-3 certificates are being offered pursuant to a prospectus supplemented by a prospectus supplement (together, the "Prospectus"). Complete information with respect to the Offered Certificates and the collateral securing them is contained in the Prospectus. The information herein is qualified in its entirety by the information appearing in the Prospectus. To the extent that the information herein is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Offered Certificyates may not be consummated unless the purchaser has received the Prospectus.

PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

Summary of Terms
----------------
Issuer:                  Securitized Asset Backed Receivables LLC Trust 2006-WM2

Depositor:               Securitized Asset Backed Receivables LLC

Originator:              WMC Mortgage Corp.

Servicer:                HomEq Servicing Corporation

Trustee:                 Wells Fargo Bank, National Association

Custodian:               Wells Fargo Bank, National Association

Sole Manager:            Barclays Capital Inc.

Rating Agencies:         S&P/Moody's/Fitch/DBRS

Offered Certificates:    The Class A-2A, Class A-2B, Class A-2C, Class A-2D,
                         Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
                         Class B-1, Class B-2 and Class B-3 certificates.

LIBOR Certificates:      The Class A-1 and Class B-4 certificates and the
                         Offered Certificates.

Expected Closing Date:   October 26, 2006

Delivery:                DTC, Euroclear and Clearstream.

Distribution Dates:      The 25th of each month, or if such day is not a
                         business day, on the next business day, beginning in November 2006.

Final Distribution Date: The Distribution Date occurring in September 2036.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    October 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM2
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Due Period:              With respect to any Distribution Date, the period
                         commencing on the second day of the calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

Prepayment Period:       With respect to any Distribution Date, either (i) the
                         period commencing on the 16th day of the month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, commencing on the Cut-off Date) and ending on the 15th day of the month in which that Distribution Date occurs, with respect to any principal prepayments in full, or (ii) the calendar month prior to that Distribution Date, with respect to any partial principal prepayments.

Interest Accrual Period: With respect to any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, for the initial Distribution Date, the Closing Date) and ending on the day immediately preceding the current Distribution Date.

Accrued Interest:        The price to be paid by investors for the Offered
                         Certificates will not include accrued interest, and therefore will settle flat.

Interest Day Count:      Actual/360

Interest Payment Delay:  Zero days

Cut-off Date:            October 1, 2006

Tax Status:              The Offered Certificates will represent "regular
                         interests" in a REMIC and, to a limited extent, interests in certain basis risk interest carryover payments, which will be treated for tax purposes as interest rate cap contracts. The tax advice contained in this term sheet is not intended or written to be used, and cannot be used, for the purpose of avoiding
                         U.S. federal, state, or local tax penalties. This advice is written in connection with the promotion or marketing by the Issuer and Depositor of the Offered
                         Certificates. You should seek advice based on your particular circumstances from an independent tax advisor.

ERISA Eligibility:       The Offered Certificates are expected to be ERISA
                         eligible. Prospective purchasers should consult their own counsel.

SMMEA Eligibility:       The Offered Certificates are not expected to constitute
                         "mortgage related securities" for purposes of SMMEA.

Class A Certificates:    Either the Class A-1 certificates or Class A-2
                         Certificates, as applicable.

Class A-2 Certificates:  Collectively, the Class A-2A, Class A-2B, Class A-2C
                         and Class A-2D certificates.

Class A-2 Sequential     Collectively, the Class A-2B, Class A-2C and Class A-2D
Certificates:            certificates.

Class M Certificates:    Collectively, the Class M-1, Class M-2, Class M-3,
                         Class M-4 and Class M-5 certificates.

Class B Certificates:    Collectively, the Class B-1, Class B-2, Class B-3 and
                         Class B-4 certificates.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    October 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM2
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Mortgage Loans:          The mortgage loans to be included in the trust will be
                         primarily adjustable- and fixed-rate sub-prime mortgage loans secured by first-lien and/or second-lien mortgages or deeds of trust on residential real properties. Substantially all of the mortgage loans were purchased by an affiliate of the depositor from WMC Mortgage Corp. On the Closing Date, the trust will acquire the mortgage loans. The aggregate scheduled principal balance of the mortgage loans as of the Cut-off Date will be approximately $1,000,956,056.
                         Approximately 78.36% of the mortgage loans are adjustable-rate mortgage loans and approximately 21.64% are fixed-rate mortgage loans. The information regarding the mortgage loans set forth below that is based on the principal balance of the mortgage loans as of the Cut-off Date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the Cut-off Date and no delinquencies, defaults or prepayments, with the exception of 30-59 day delinquencies comprising approximately 0.23% of the aggregate scheduled principal balance of the mortgage loans on the Cut-off Date. See the attached collateral descriptions for additional information on the initial mortgage loans as of the Cut-off Date.

Group I Mortgage Loans:  Approximately $220.8 million of mortgage loans that have original principal balances that conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase adopted by Freddie Mac and Fannie Mae.

Group II Mortgage Loans: Approximately $780.2 million of mortgage loans that may or may not have original principal balances that conform to the original principal balance limits for one- to four- family residential mortgage loan guidelines for purchase adopted by Freddie Mac and Fannie Mae.

Monthly Servicer         The Servicer will be obligated to advance its own funds
Advances:                in an amount equal to the aggregate of all payments of
                         principal and interest (net of servicing fees), as applicable, that were due during the related Due Period on the mortgage loans and not received by the related determination date. Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds, liquidation proceeds or subsequent recoveries.

Expense Fee Rate:        The Expense Fee Rate with respect to each mortgage loan
                         will be a per annum rate equal to the sum of the servicing fee rate and the trustee fee rate.

Servicing Fee Rate:      The servicing fee rate with respect to each mortgage
                         loan will be 0.50% per annum.

Pricing Prepayment       Fixed Rate Mortgage Loans and 10/20 Adjustable Rate
Speed:                   Mortgage Loans: CPR starting at approximately 4.6% CPR
                         in month 1 and increasing to 23% CPR in month 12
                         (18.4%/11 increase for each month), and remaining at 23% CPR thereafter.

                         Adjustable Rate Mortgage Loans: CPR starting at approximately 2% CPR in month 1 and increasing to 30% CPR (rounded to the nearest hundredth of a percent increase) in month 12 (28%/11 increase for each month), remaining at 30% CPR in months 13 through month 22, increasing to 50% CPR in month 23 and remaining at 50% through month 27, decreasing to 35% in month 28 and remaining at 35% thereafter.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    October 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM2
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Credit Enhancement:      The credit enhancement provided for the benefit of the
                         holders of the certificates consists solely of: (a) the use of excess interest to cover losses on the mortgage loans and as a distribution of principal to maintain overcollateralization; (b) the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates; and (c) the allocation of losses to the most subordinate classes of certificates.

Senior Enhancement       For any Distribution Date, the percentage obtained by
Percentage:              dividing (x) the sum of (i) the aggregate Class
                         Certificate Balances of the Class M and Class B
                         Certificates and (ii) the Subordinated Amount (in each case after taking into account the distributions of the related Principal Distribution Amount for that Distribution Date) by (y) the aggregate Stated
                         Principal Balance of the mortgage loans for that Distribution Date.

Stepdown Date:           The later to occur of:

                         (i) the earlier to occur of:

                                  (a) the Distribution Date in November 2009 and

                                  (b) the Distribution Date immediately
                                      following the Distribution Date on which the aggregate Class Certificate Balances of the Class A Certificates have been reduced to zero; and
                         (ii) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal applied to reduce the Stated Principal Balance of the mortgage loans for that Distribution Date but prior to any applications of Principal Distribution Amount to the certificates) is greater than or equal to the Specified Senior Enhancement Percentage (approximately 37.60%).

Trigger Event:           Either a Cumulative Loss Trigger Event or a Delinquency
                         Trigger Event.

Delinquency Trigger      With respect to any Distribution Date, the
Event:                   circumstances in which the quotient (expressed as a
                         percentage) of (x) the rolling three-month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more delinquent (including mortgage loans in foreclosure, mortgage loans related to REO property and mortgage loans where the mortgagor has filed for bankruptcy) and (y) the aggregate unpaid principal balance of the mortgage loans as of the last day of the related Due Period, equals or exceeds 37.00% of the prior period's Senior Enhancement Percentage.

Cumulative Loss Trigger  With respect to any Distribution Date beginning with
Event: November 2008, the circumstances in which the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date exceeds the applicable percentages (described below) with respect to such Distribution Date.

Distribution Date Occurring in      Loss Percentage
------------------------------      ---------------
November 2008 through October 2009  1.400% for the first month, plus an additional 1/ 12th of 1.750%
                                    for each month thereafter (e.g., 2.275% in May 2009)

November 2009 through October 2010  3.150% for the first month, plus an additional 1/ 12th of 1.800%
                                    for each month thereafter (e.g., 4.050% in May 2010)

November 2010 through October 2011  4.950% for the first month, plus an additional 1/ 12th of 1.450%
                                    for each month thereafter (e.g., 5.675% in May 2011)

November 2011 through October 2012  6.400% for the first month, plus an additional 1/ 12th of 0.750%
                                    for each month thereafter (e.g., 6.775% in May 2012)

November 2012 and thereafter        7.150%

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    October 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM2
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Optional Clean-up Call:  The Servicer may, at its option, purchase the mortgage loans and REO properties and terminate the trust on any Distribution Date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related due period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date.

Swap and Interest Rate   Barclays Bank PLC, as Swap and Interest Rate Cap
Cap Provider:            Provider, is a public limited company registered in
                         England and Wales. Barclays Bank PLC engages in a diverse banking and investment banking business and regularly engages in derivatives transactions in a variety of markets. As of the date hereof, Barclays
                         Bank PLC is rated AA+ by Fitch, AA by S&P and Aa1 by
                         Moody's.

Interest Rate Swap       On the Closing Date, the Trust will enter into a Swap
Agreement:               Agreement with an initial notional amount of
                         approximately $971,427,000. Under the Swap Agreement, the Trust will be obligated to pay on each distribution date an amount equal to [5.148]% per annum on the notional amount set forth on the attached Swap
                         Agreement schedule and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party ("Net Swap
                         Payment"). Generally, the Net Swap Payment will be deposited into a supplemental interest account (the
                         "Supplemental Interest Account") by the Trustee pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Supplemental Interest Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement. Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the "Swap Termination Payment") to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related
                         Distribution Date, and on any subsequent Distribution
                         Dates until paid in full, prior to distributions to Certificateholders.

Interest Rate Cap        On the Closing Date, the Trust will enter into an
Agreement:               Interest Rate Cap Agreement with an initial notional
                         amount of $0. Under the Interest Rate Cap Agreement, the Trust will be obligated to pay, on each distribution date, to the Trustee an amount equal to the product of (a) the excess, if any, of (i) the then current 1-month LIBOR rate and (ii) [5.40]% and (b) an amount equal to the lesser of (x) the cap notional amount set forth on the attached Cap Agreement schedule and (y) the excess, if any, of (A) the aggregate Class
                         Certificate Balance of the Class A, M and B
                         Certificates (prior to taking into account any distributions on such distribution date) over (B) the then current notional amount set forth on the attached
                         Swap Agreement schedule, based on an "actual/360" basis until the Interest Rate Cap Agreement is terminated.
                         Generally, the cap payments will be deposited into the Supplemental Interest Account by the Trustee pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Supplemental Interest Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    October 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM2
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Credit Enhancement             Initial                 Target
Percentage:                    Credit                  Credit
                             Enhancement             Enhancement
                             -----------             -----------
                         Class A:    18.80%     Class A:    37.60%
                         Class M-1:  15.55%     Class M-1:  31.10%
                         Class M-2:  12.55%     Class M-2:  25.10%
                         Class M-3:  10.70%     Class M-3:  21.40%
                         Class M-4:  7.50%      Class M-4:  15.00%
                         Class M-5:  6.00%      Class M-5:  12.00%
                         Class B-1:  4.65%      Class B-1:   9.30%
                         Class B-2:  3.65%      Class B-2:   7.30%
                         Class B-3:  2.95%      Class B-3:   5.90%
                         Class B-4:  1.95%      Class B-4:   3.90%

Step-up Coupons:         For all LIBOR Certificates the interest rate will
                         increase on the Distribution Date following the Optional Clean-up Call date, should the call not be exercised. At that time, the Class A fixed margins will be 2x their respective initial fixed margins and the Class M and Class B fixed margins will be 1.5x their respective initial fixed margins.

Class A-1 Pass-Through   The Class A-1 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                           (i) one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                           (ii)   the Group I Loan Cap.

Class A-2A Pass-Through  The Class A-2A certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                           (i) one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                           (ii)   the Group II Loan Cap.

Class A-2B Pass-Through  The Class A-2B certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                           (i) one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                           (ii)   the Group II Loan Cap.

Class A-2C Pass-Through  The Class A-2C certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                           (i) one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                           (ii)   the Group II Loan Cap.

Class A-2D Pass-Through  The Class A-2D certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                           (iii) one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                           (iv)   the Group II Loan Cap.

Class M-1 Pass-Through   The Class M-1 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                           (i) one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                           (ii)   the Pool Cap.

Class M-2 Pass-Through   The Class M-2 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                           (i) one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable and

                           (ii)   the Pool Cap.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    October 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM2
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Class M-3 Pass-Through   The Class M-3 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                           (i) one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                           (ii)   the Pool Cap.

Class M-4 Pass-Through   The Class M-4 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                           (i) one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                           (ii)   the Pool Cap.

Class M-5 Pass-Through   The Class M-5 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                           (i) one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                           (ii)   the Pool Cap.

Class B-1 Pass-Through   The Class B-1 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                         (i) one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                         (ii)  the Pool Cap.

Class B-2 Pass-Through   The Class B-2 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                           (i) one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                           (ii)   the Pool Cap.

Class B-3 Pass-Through   The Class B-3 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                           (i) one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                           (ii)   the Pool Cap.

Class B-4 Pass-Through   The Class B-4 certificates will accrue interest at a
Rate:                    per annum rate equal to the lesser of:

                           (i) one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                           (ii)   the Pool Cap.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    October 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM2
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Group I Loan Cap:        Product of:

                         (i) (a) the weighted average of the mortgage rates for the Group I Mortgage Loans (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period, minus (b) the product of (x) the Net Swap Payment plus any Swap Termination Payment (other than a Defaulted Swap Termination Payment) made to the Swap Provider, if any, expressed as a percentage, equal to a fraction, the numerator of which is equal to the sum of such Net Swap Payment and such Swap Termination Payment (other than a Defaulted Swap Termination Payment) and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans (the "Net Swap Payment Rate") and (y) 12.

                         (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

Group II Loan Cap:       Product of:

                         (i) (a) the weighted average of the mortgage rates for the Group II Mortgage Loans (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period, minus (b) the product of (x) the Net Swap Payment plus any Swap Termination Payment (other than a Defaulted Swap Termination Payment) made to the Swap Provider, if any, expressed as a percentage, equal to a fraction, the numerator of which is equal to the sum of such Net Swap Payment and such Swap Termination Payment (other than a Defaulted Swap Termination Payment) and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans (the "Net Swap Payment Rate") and (y) 12.

                         (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

Pool Cap:                The weighted average of (a) Group I Loan Cap and (b)
                         Group II Loan Cap weighted on the basis of the related
                         Group Subordinate Amount.

Group Subordinate        For any Distribution Date,
Amount:
                         (i)   for the Group I Mortgage Loans, will be equal to
                               the excess of the aggregate principal balance of the Group I Mortgage Loans as of the beginning of the related Due Period over the Class Certificate Balance of the Class A-1 certificates immediately prior to such Distribution Date and

                         (ii) for the Group II Mortgage Loans, will be equal to the excess of the aggregate principal balance of the Group II Mortgage Loans as of the beginning of the related Due Period over the Class Certificate Balance of the Class A-2 Certificates immediately prior to such Distribution Date.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    October 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM2
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Basis Risk Carry         On any Distribution Date and for any class of LIBOR
Forward Amount:          Certificates is the sum of:

                         (x) the excess of:

                            (i) the amount of interest that class of
                              certificates would have been entitled to receive on that Distribution Date had the Pass-Through Rate not been subject to the Group I Loan Cap, the Group II Loan Cap or the Pool Cap, as applicable, over

                            (ii) the amount of interest that class of
                              certificates are entitled to receive on that Distribution Date based on the Group I Loan Cap, the Group II Loan Cap or the Pool Cap, as applicable, and

                         (y) the unpaid portion of any such excess described in
                             clause (x) from prior Distribution Dates (and related accrued interest at the then applicable Pass-Through Rate on that class of certificates, without giving effect to the Group I Loan Cap, the Group II Loan Cap or the Pool Cap, as applicable).

Interest Distributions   On each Distribution Date, distributions from available
on the LIBOR             funds will be allocated as follows:
Certificates:
                         (i)      to the Swap Account, net swap payments and
                                  certain swap termination payments owed to the Swap Provider, if any;

                         (ii)     from the Interest Remittance Amount
                                  attributable to the Group I Mortgage Loans according to the related Accrued Certificate Interest and any unpaid interest shortfall amounts for such class, as applicable, first, to the Class A-1 certificates and second, pro rata to the Class A-2 Certificates;

                         (iii)    from the Interest Remittance Amount
                                  attributable to the Group II Mortgage Loans according to the related Accrued Certificate Interest and any unpaid interest shortfall amounts for such class, as applicable, first, pro rata to the Class A-2 Certificates and second, to the Class A-1 certificates;

                         (iv) from any remaining Interest Remittance Amounts to the Class M-1 certificates, their Accrued Certificate Interest;

                         (v) from any remaining Interest Remittance Amounts to the Class M-2 certificates, their Accrued Certificate Interest;

                         (vi) from any remaining Interest Remittance Amounts to the Class M-3 certificates, their Accrued Certificate Interest;

                         (vii) from any remaining Interest Remittance Amounts to the Class M-4 certificates, their Accrued Certificate Interest;

                         (viii) from any remaining Interest Remittance Amounts to the Class M-5 certificates, their Accrued Certificate Interest;

                         (ix) from any remaining Interest Remittance Amounts to the Class B-1 certificates, their Accrued Certificate Interest;

                         (x) from any remaining Interest Remittance Amounts to the Class B-2 certificates, their Accrued Certificate Interest;

                         (xi) from any remaining Interest Remittance Amounts to the Class B-3 certificates, their Accrued Certificate Interest; and

                         (xii) from any remaining Interest Remittance Amounts to the Class B-4 certificates, their Accrued Certificate Interest.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    October 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM2
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Principal Distribution   On each Distribution Date (a) prior to the Stepdown
on the LIBOR             Date or(b) on which a Trigger Event is in effect,
Certificates:            principal distributions from the Principal Distribution
                         Amount will be allocated as follows:

                         (i) to the Class A Certificates, allocated between the Class A Certificates as described below, until their Class Certificate Balances have been reduced to zero;

                         (ii) to the Class M-1 certificates, until their Class
                              Certificate Balance has been reduced to zero;

                         (iii) to the Class M-2 certificates, until their Class
                              Certificate Balance has been reduced to zero;

                         (iv) to the Class M-3 certificates, until their Class
                              Certificate Balance has been reduced to zero;

                         (v) to the Class M-4 certificates, until their Class Certificate Balance has been reduced to zero;

                         (vi) to the Class M-5 certificates, until their Class
                              Certificate Balance has been reduced to zero;

                         (vii) to the Class B-1 certificates, until their Class
                              Certificate Balance has been reduced to zero;

                         (viii) to the Class B-2 certificates, until their Class
                              Certificate Balance has been reduced to zero;

                         (ix) to the Class B-3 certificates, until their Class
                              Certificate Balance has been reduced to zero; and

                         (x) to the Class B-4 certificates, until their Class Certificate Balance has been reduced to zero.

                         On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated as follows:

                         (i) to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, allocated between the Class A Certificates as described below, until their Class Certificate Balances have been reduced to zero;

                         (ii) to the Class M-1 certificates, the lesser of the
                              remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                         (iii) to the Class M-2 certificates, the lesser of the
                              remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                         (iv) to the Class M-3 certificates, the lesser of the
                              remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                         (v) to the Class M-4 certificates, the lesser of the remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                         (vi) to the Class M-5 certificates, the lesser of the
                              remaining Principal Distribution Amount and the Class M-5 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                         (vii) to the Class B-1 certificates, the lesser of the
                              remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                         (viii) to the Class B-2 certificates, the lesser of the
                              remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                         (ix) to the Class B-3 certificates, the lesser of the
                              remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero; and

                         (x) to the Class B-4 certificates, the lesser of the remaining Principal Distribution Amount and the Class B-4 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    October 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM2
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------
Allocation of Principal  All principal distributions to the holders of the Class
Payments to Class A      A Certificates on any Distribution Date will be
Certificates:            allocated concurrently between the Class A-1
                         certificates and the Class A-2 Certificates, based on the Class A Principal Allocation Percentage for the
                         Class A-1 certificates and the Class A-2 Certificates, as applicable. However, if the Class Certificate
                         Balances of the Class A Certificates in any Class A
                         Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent
                         Distribution Dates, will be distributed to the holders of the Class A Certificates in the other Class A
                         Certificate Group pro rata on the remaining outstanding balances, in accordance with the principal distribution allocations described herein, until their Class
                         Certificate Balances have been reduced to zero. Any payments of principal to the Class A-1 certificates will be made first from payments relating to the Group
                         I Mortgage Loans, and any payments of principal to the Class A-2 Certificates will be made first from payments relating to the Group II Mortgage Loans. Any principal distributions allocated to the Class A-2 Certificates are required to be distributed pro rata between the Class A-2A certificates and the Class A-2 Sequential
                         Certificates, principal distributions will be distributed first, to the Class A-2A certificates, and second, to the Class A-2 Sequential Certificates in each case until their Class Certificate balance has been reduced to zero.

                         Except as described below, any principal distributions allocated to the Class A-2 Sequential Certificates are required to be distributed sequentially first, to the Class A-2B certificates, second, to the Class A-2C certificates and third to the Class A-2D certificates, in each case, until their Class Certificate Balance has been reduced to zero.

                         Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Class A-2 Sequential Certificates will be distributed pro rata among the Class A-2B, Class A-2C and Class A-2D certificates.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    October 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM2
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Allocation of Net        For any Distribution Date, any Net Monthly Excess Cash
Monthly Excess Cash      Flow shall be paid as follows:
Flow:
                         (a) to the holders of the Class M-1 certificates, any
                             Unpaid Interest Amount;

                         (b) to the holders of the Class M-1 certificates, any
                            Unpaid Realized Loss Amount;

                         (c) to the holders of the Class M-2 certificates, any
                            Unpaid Interest Amount;

                         (d) to the holders of the Class M-2 certificates, any
                            Unpaid Realized Loss Amount;

                         (e) to the holders of the Class M-3 certificates, any
                            Unpaid Interest Amount;

                         (f) to the holders of the Class M-3 certificates, any
                            Unpaid Realized Loss Amount;

                         (g) to the holders of the Class M-4 certificates, any
                            Unpaid Interest Amount;

                         (h) to the holders of the Class M-4 certificates, any
                            Unpaid Realized Loss Amount;

                         (i) to the holders of the Class M-5 certificates, any
                            Unpaid Interest Amount;

                         (j) to the holders of the Class M-5 certificates, any
                            Unpaid Realized Loss Amount;

                         (k) to the holders of the Class B-1 certificates, any
                            Unpaid Interest Amount;

                         (l) to the holders of the Class B-1 certificates, any
                            Unpaid Realized Loss Amount;

                         (m) to the holders of the Class B-2 certificates, any
                            Unpaid Interest Amount;

                         (n) to the holders of the Class B-2 certificates, any
                            Unpaid Realized Loss Amount;

                         (o) to the holders of the Class B-3 certificates, any
                            Unpaid Interest Amount;

                         (p) to the holders of the Class B-3 certificates, any
                            Unpaid Realized Loss Amount;

                         (q) to the holders of the Class B-4 certificates, any
                            Unpaid Interest Amount;

                         (r) to the holders of the Class B-4 certificates, any
                            Unpaid Realized Loss Amount;

                         (s) to the Excess Reserve Fund Account, the amount of
                            any Basis Risk Payment for that Distribution Date;

                         (t) from funds on deposit in the Excess Reserve Fund
                            Account with respect to that Distribution Date, an amount equal to any unpaid Basis Risk Carry Forward Amount with respect to the LIBOR Certificates for that Distribution Date to the LIBOR Certificates in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates except that the Class A Certificates will be paid (a) first, pro rata, based upon their respective Class Certificate Balances only with respect to those Class A Certificates with an outstanding Basis Risk Carry Forward Amount and
                            (b) second, pro rata based on any outstanding Basis Risk Carry Forward Amount remaining unpaid;

                         (u) to the Class X certificates, those amounts as
                            described in the pooling and servicing agreement;

                         (v) to the holders of the Class R certificates, any
                            remaining amount;

                         (w) to the extent not paid from available funds, from
                            the Supplemental Interest Account, to pay any unpaid interest on the Class A Certificates, pro rata, including any accrued and unpaid interest from a prior Distribution Date, then to pay any unpaid interest including any accrued and unpaid interest from prior Distribution Dates to the Class M Certificates sequentially, and then to pay any unpaid interest including any accrued and unpaid interest from prior Distribution Dates to the Class B Certificates sequentially;

                         (x) to the extent not paid from available funds, from
                            the Supplemental Interest Account, to pay Basis Risk Carry Forward Amounts on the Class A, Class M and Class B Certificates remaining unpaid in the same order of priority as described in (t) above;

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    October 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM2
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Allocation of Net        (y)   to the extent not paid from available funds, from
Monthly Excess Cash            the Supplemental Interest Account, to pay any
Flow (cont'd):                 principal on the Class A Certificates, on the
                               Class M Certificates and on the Class B
                               Certificates, in accordance with the principal payment provisions described above (under
                               "Principal Distributions on the LIBOR
                               Certificates") in an amount necessary to restore the applicable Specified Subordinated Amount as a result of current or prior realized losses not previously reimbursed;

                         (z) to the extent not paid from available funds, from the Supplemental Interest Account, to pay any Unpaid Realized Loss Amounts remaining on the Class M Certificates and Class B Certificates, sequentially; and

                         (aa) from the Supplemental Interest Account, any remaining amounts to be distributed to the Class X certificates in accordance with the pooling and servicing agreement.

Interest Remittance      With respect to any Distribution Date and the mortgage
Amount:                  loans in a loan group, that portion of available funds
                         attributable to interest relating to mortgage loans in that mortgage loan group.

Accrued Certificate      For each class of LIBOR Certificates on any
Interest:                Distribution Date, the amount of interest accrued
                         during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such Distribution Date at the related Pass-Through
                         Rate, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers
                         Civil Relief Act or any similar state statute.

Principal Distribution   For each Distribution Date will equal the sum of (i)
Amount:                  the Basic Principal Distribution Amount for that
                         Distribution Date and (ii) the Extra Principal
                         Distribution Amount for that Distribution Date.

Basic Principal          With respect to any Distribution Date, the excess of
Distribution Amount:     (i) the aggregate Principal Remittance Amount for that
                         Distribution Date over (ii) the Excess Subordinated
                         Amount, if any, for that Distribution Date.

Net Monthly Excess Cash  Available Funds remaining after the amount necessary to
Flow: make all payments of interest and principal to the LIBOR certificates, as described under "Interest Distributions on the LIBOR Certificates" and "Principal Distributions on the LIBOR Certificates" above.

Extra Principal          As of any Distribution Date, the lesser of (x) the
Distribution Amount:     Total Monthly Excess Spread for that Distribution Date
                         and (y) the Subordination Deficiency, if any, for that Distribution Date.

Total Monthly Excess     As to any Distribution Date equals the excess, if any,
Spread:                  of (x) the interest on the mortgage loans received by
                         the Servicer on or prior to the related Determination
                         Date or advanced by the Servicer for the related
                         Servicer Remittance Date, net of the servicing fee and the trustee fee, over (y) the sum of the amount paid as interest to the Certificates at their respective
                         Pass-Through Rates and any Net Swap Payment and Swap
                         Termination Payment (other than a Defaulted Swap
                         Termination Payment) payable to the Swap Provider.

Subordinated Amount:     With respect to any Distribution Date, the excess, if
                         any, of (a) the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date (after taking into account principal received on the mortgage loans that is distributed on that Distribution Date) over (b) the aggregate Class Certificate Balance of the LIBOR Certificates as of that date (after taking into account principal received on the mortgage loans that is distributed on that Distribution Date).

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    October 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM2
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------
Specified Subordinated   Prior to the Stepdown Date, an amount equal to 1.95% of
Amount:                  the aggregate Stated Principal Balance of the mortgage
                         loans as of the Cut-off Date. On and after the Stepdown
                         Date, an amount equal to 3.90% of the aggregate Stated
                         Principal Balance of the mortgage loans for that Distribution Date (after taking into account principal received on the mortgage loans that is distributed on that Distribution Date), subject to a minimum amount equal to 0.50% of the aggregate Stated Principal
                         Balance of the mortgage loans as of the Cut-off Date;
                         provided, however, that if, on any Distribution Date, a Trigger Event exists, the Specified Subordinated Amount will not be reduced to the applicable percentage of the then Stated Principal Balance of the mortgage loans but instead remain the same as the prior period's Specified
                         Subordinated Amount until the Distribution Date on which a Trigger Event no longer exists. When the Class
                         Certificate Balance of each class of LIBOR Certificates has been reduced to zero, the Specified Subordinated
                         Amount will thereafter equal zero.

Excess Subordinated      With respect to any Distribution Date, the excess, if
Amount:                  any, of (a) the Subordinated Amount on that
                         Distribution Date over (b) the Specified Subordinated
                         Amount.

Subordination            With respect to any Distribution Date, the excess, if
Deficiency:              any, of (a) the Specified Subordinated Amount for that
                         Distribution Date over (b) the Subordinated Amount for that Distribution Date.

Principal Remittance     With respect to any Distribution Date, to the extent of
Amount:                  funds available as described in the prospectus
                         supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due
                         Period and received by the Servicer on or prior to the related determination date or advanced by the Servicer for the related Servicer remittance date; (ii) all full and partial principal prepayments on mortgage loans received during the related Prepayment Period; (iii) all net liquidation proceeds, condemnation proceeds, insurance proceeds and subsequent recoveries received on the mortgage loans and allocable to principal; (iv) the portion of the purchase price allocable to principal with respect to each deleted mortgage loan that was repurchased during the period from the prior
                         Distribution Date through the business day prior to the current Distribution Date; (v) the Substitution
                         Adjustment Amounts received in connection with the substitution of any mortgage loan as of that Distribution Date; and (vi) the allocable portion of the proceeds received with respect to the Optional
                         Clean-up Call (to the extent they relate to principal).

Class A Principal        For any Distribution Date is the percentage equivalent
Allocation Percentage:   of a fraction, determined as follows:

                         (1) with respect to the Class A-1 certificates, a
                             fraction, the numerator of which is the portion of the Principal Remittance Amount for that Distribution Date that is attributable to the principal received or advanced on the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount for that Distribution Date; and

                         (2) with respect to the Class A-2 Certificates, a
                             fraction, the numerator of which is the portion of the Principal Remittance Amount for that Distribution Date that is attributable to the principal received or advanced on the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount for that Distribution Date.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    October 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM2
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------
Class A Principal        For any Distribution Date is the excess of (a) the
Distribution Amount:     aggregate Class Certificate Balance of the Class A
                         Certificates immediately prior to that Distribution
                         Date over (b) the lesser of (x) approximately 62.40% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $5,004,780.

Class M-1 Principal      With respect to any Distribution Date is the excess of
Distribution Amount:     (i) the sum of (a) the aggregate Class Certificate
                         Balances of the Class A Certificates (after taking into
                         account distribution of the Class A Principal
                         Distribution Amount on that Distribution Date) and (b)
                         the Class Certificate Balance of the Class M-1
                         certificates immediately prior to that Distribution
                         Date over (ii) the lesser of (a) approximately 68.90%
                         of the aggregate Stated Principal Balance of the
                         mortgage loans for that Distribution Date and (b) the
                         excess, if any, of the aggregate Stated Principal
                         Balance of the mortgage loans for that Distribution
                         Date over $5,004,780.
Class M-2 Principal
Distribution Amount:     With respect to any Distribution Date is the excess of
                         (i) the sum of (a) the aggregate Class Certificate
                         Balances of the Class A Certificates (after taking into
                         account distribution of the Class A Principal
                         Distribution Amount on that Distribution Date), (b) the
                         Class Certificate Balance of the Class M-1 certificates
                         (after taking into account distribution of the Class
                         M-1 Principal Distribution Amount on that Distribution
                         Date) and (c) the Class Certificate Balance of the
                         Class M-2 certificates immediately prior to that
                         Distribution Date over (ii) the lesser of (a)
                         approximately 74.90% of the aggregate Stated Principal
                         Balance of the mortgage loans for that Distribution
                         Date and (b) the excess, if any, of the aggregate
                         Stated Principal Balance of the mortgage loans for that
                         Distribution Date over $5,004,780.
Class M-3 Principal
Distribution Amount:     With respect to any Distribution Date is the excess of
                         (i) the sum of (a) the aggregate Class Certificate
                         Balances of the Class A Certificates (after taking into
                         account distribution of the Class A Principal
                         Distribution Amount on that Distribution Date), (b) the
                         Class Certificate Balance of the Class M-1 certificates
                         (after taking into account distribution of the Class
                         M-1 Principal Distribution Amount on that Distribution
                         Date), (c) the Class Certificate Balance of the Class
                         M-2 certificates (after taking into account
                         distribution of the Class M-2 Principal Distribution
                         Amount on that Distribution Date) and (d) the Class
                         Certificate Balance of the Class M-3 certificates
                         immediately prior to that Distribution Date over (ii)
                         the lesser of (a) approximately 78.60% of the aggregate
                         Stated Principal Balance of the mortgage loans for that
                         Distribution Date and (b) the excess, if any, of the
                         aggregate Stated Principal Balance of the mortgage
                         loans for that Distribution Date over $5,004,780.
Class M-4 Principal
Distribution Amount:     With respect to any Distribution Date is the excess of
                         (i) the sum of (a) the aggregate Class Certificate
                         Balances of the Class A Certificates (after taking into account distribution of the Class A Principal
                         Distribution Amount on that Distribution Date), (b) the
                         Class Certificate Balance of the Class M-1 certificates
                         (after taking into account distribution of the Class
                         M-1 Principal Distribution Amount on that Distribution
                         Date), (c) the Class Certificate Balance of the Class
                         M-2 certificates (after taking into account distribution of the Class M-2 Principal Distribution
                         Amount on that Distribution Date), (d) the Class
                         Certificate Balance of the Class M-3 certificates
                         (after taking into account distribution of the Class
                         M-3 Principal Distribution Amount on that Distribution
                         Date) and (e) the Class Certificate Balance of the
                         Class M-4 certificates immediately prior to that Distribution Date over (ii) the lesser of (a) approximately 85.00% of the aggregate Stated Principal
                         Balance of the mortgage loans for that Distribution
                         Date and (b) the excess, if any, of the aggregate
                         Stated Principal Balance of the mortgage loans for that Distribution Date over $5,004,780.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    October 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM2
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Class M-5 Principal      With respect to any Distribution Date is the excess of
Distribution Amount:     (i) the sum of (a) the aggregate Class Certificate
                         Balances of the Class A Certificates (after taking into account distribution of the Class A Principal
                         Distribution Amount on that Distribution Date), (b) the
                         Class Certificate Balance of the Class M-1 certificates
                         (after taking into account distribution of the Class
                         M-1 Principal Distribution Amount on that Distribution
                         Date), (c) the Class Certificate Balance of the Class
                         M-2 certificates (after taking into account distribution of the Class M-2 Principal Distribution
                         Amount on that Distribution Date), (d) the Class
                         Certificate Balance of the Class M-3 certificates
                         (after taking into account distribution of the Class
                         M-3 Principal Distribution Amount on that Distribution
                         Date), (e) the Class Certificate Balance of the Class
                         M-4 certificates (after taking into account distribution of the Class M-4 Principal Distribution
                         Amount on that Distribution Date), and (f) the Class
                         Certificate Balance of the Class M-5 certificates immediately prior to that Distribution Date over (ii) the lesser of (a) approximately 88.00% of the aggregate
                         Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $5,004,780.

Class B-1 Principal      With respect to any Distribution Date is the excess of
Distribution Amount:     (i) the sum of (a) the aggregate Class Certificate
                         Balances of the Class A Certificates (after taking into account distribution of the Class A Principal
                         Distribution Amount on that Distribution Date), (b) the
                         Class Certificate Balance of the Class M-1 certificates
                         (after taking into account distribution of the Class
                         M-1 Principal Distribution Amount on that Distribution
                         Date), (c) the Class Certificate Balance of the Class
                         M-2 certificates (after taking into account distribution of the Class M-2 Principal Distribution
                         Amount on that Distribution Date), (d) the Class
                         Certificate Balance of the Class M-3 certificates
                         (after taking into account distribution of the Class
                         M-3 Principal Distribution Amount on that Distribution
                         Date), (e) the Class Certificate Balance of the Class
                         M-4 certificates (after taking into account distribution of the Class M-4 Principal Distribution
                         Amount on that Distribution Date), (f) the Class
                         Certificate Balance of the Class M-5 certificates
                         (after taking into account distribution of the Class
                         M-5 Principal Distribution Amount on that Distribution
                         Date) and (g) the Class Certificate Balance of the
                         Class B-1 certificates immediately prior to that Distribution Date over (ii) the lesser of (a) approximately 90.70% of the aggregate Stated Principal
                         Balance of the mortgage loans for that Distribution
                         Date and (b) the excess, if any, of the aggregate
                         Stated Principal Balance of the mortgage loans for that Distribution Date over $5,004,780.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    October 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM2
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Class B-2 Principal      With respect to any Distribution Date is the excess of
Distribution Amount:     (i) the sum of (a) the aggregate Class Certificate
                         Balances of the Class A Certificates (after taking into account distribution of the Class A Principal
                         Distribution Amount on that Distribution Date), (b) the
                         Class Certificate Balance of the Class M-1 certificates
                         (after taking into account distribution of the Class
                         M-1 Principal Distribution Amount on that Distribution
                         Date), (c) the Class Certificate Balance of the Class
                         M-2 certificates (after taking into account distribution of the Class M-2 Principal Distribution
                         Amount on that Distribution Date), (d) the Class
                         Certificate Balance of the Class M-3 certificates
                         (after taking into account distribution of the Class
                         M-3 Principal Distribution Amount on that Distribution
                         Date), (e) the Class Certificate Balance of the Class
                         M-4 certificates (after taking into account distribution of the Class M-4 Principal Distribution
                         Amount on that Distribution Date), (f) the Class
                         Certificate Balance of the Class M-5 certificates
                         (after taking into account distribution of the Class
                         M-5 Principal Distribution Amount on that Distribution
                         Date), (g) the Class Certificate Balance of the Class
                         B-1 certificates (after taking into account distribution of the Class B-1 Principal Distribution
                         Amount on that Distribution Date) and (h) the Class
                         Certificate Balance of the Class B-2 certificates immediately prior to that Distribution Date over (ii) the lesser of (a) approximately 92.70% of the aggregate
                         Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $5,004,780.

Class B-3 Principal      With respect to any Distribution Date is the excess of
Distribution Amount:     (i) the sum of (a) the aggregate Class Certificate
                         Balances of the Class A Certificates (after taking into account distribution of the Class A Principal
                         Distribution Amount on that Distribution Date), (b) the
                         Class Certificate Balance of the Class M-1 certificates
                         (after taking into account distribution of the Class
                         M-1 Principal Distribution Amount on that Distribution
                         Date), (c) the Class Certificate Balance of the Class
                         M-2 certificates (after taking into account distribution of the Class M-2 Principal Distribution
                         Amount on that Distribution Date), (d) the Class
                         Certificate Balance of the Class M-3 certificates
                         (after taking into account distribution of the Class
                         M-3 Principal Distribution Amount on that Distribution
                         Date), (e) the Class Certificate Balance of the Class
                         M-4 certificates (after taking into account distribution of the Class M-4 Principal Distribution
                         Amount on that Distribution Date), (f) the Class
                         Certificate Balance of the Class M-5 certificates
                         (after taking into account distribution of the Class
                         M-5 Principal Distribution Amount on that Distribution
                         Date), (g) the Class Certificate Balance of the Class
                         B-1 certificates (after taking into account distribution of the Class B-1 Principal Distribution
                         Amount on that Distribution Date), (h) the Class
                         Certificate Balance of the Class B-2 certificates
                         (after taking into account distribution of the Class
                         B-2 Principal Distribution Amount on that Distribution
                         Date) and (i) the Class Certificate Balance of the
                         Class B-3 certificates immediately prior to that Distribution Date over (ii) the lesser of (a) approximately 94.10% of the aggregate Stated Principal
                         Balance of the mortgage loans for that Distribution
                         Date and (b) the excess, if any, of the aggregate
                         Stated Principal Balance of the mortgage loans for that Distribution Date over $5,004,780.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    October 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM2
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Class B-4 Principal      With respect to any Distribution Date is the excess of
Distribution Amount:     (i) the sum of (a) the aggregate Class Certificate
                         Balances of the Class A Certificates (after taking into account distribution of the Class A Principal
                         Distribution Amount on that Distribution Date), (b) the
                         Class Certificate Balance of the Class M-1 certificates
                         (after taking into account distribution of the Class
                         M-1 Principal Distribution Amount on that Distribution
                         Date), (c) the Class Certificate Balance of the Class
                         M-2 certificates (after taking into account distribution of the Class M-2 Principal Distribution
                         Amount on that Distribution Date), (d) the Class
                         Certificate Balance of the Class M-3 certificates
                         (after taking into account distribution of the Class
                         M-3 Principal Distribution Amount on that Distribution
                         Date), (e) the Class Certificate Balance of the Class
                         M-4 certificates (after taking into account distribution of the Class M-4 Principal Distribution
                         Amount on that Distribution Date), (f) the Class
                         Certificate Balance of the Class M-5 certificates
                         (after taking into account distribution of the Class
                         M-5 Principal Distribution Amount on that Distribution
                         Date), (g) the Class Certificate Balance of the Class
                         B-1 certificates (after taking into account distribution of the Class B-1 Principal Distribution
                         Amount on that Distribution Date), (h) the Class
                         Certificate Balance of the Class B-2 certificates
                         (after taking into account distribution of the Class
                         B-2 Principal Distribution Amount on that Distribution
                         Date), (i) the Class Certificate Balance of the Class
                         B-3 certificates (after taking into account distribution of the Class B-3 Principal Distribution
                         Amount on that Distribution Date) and (j) the Class
                         Certificate Balance of the Class B-4 certificates immediately prior to that Distribution Date over (ii) the lesser of (a) approximately 96.10% of the aggregate
                         Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $5,004,780.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    October 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM2
--------------------------------------------------------------------------------

              Interest Rate Cap Schedule

Distribution Date   Balance ($)      Strike (%)
-----------------   --------------   ----------

11/25/06                         -   [5.40]
12/25/06              9,362,886.29   [5.40]
01/25/07             18,904,222.88   [5.40]
02/25/07             28,573,251.55   [5.40]
03/25/07             38,317,745.70   [5.40]
04/25/07             48,084,370.48   [5.40]
05/25/07             57,819,059.60   [5.40]
06/25/07             67,457,501.06   [5.40]
07/25/07             76,950,395.64   [5.40]
08/25/07             86,243,667.39   [5.40]
09/25/07             95,284,155.73   [5.40]
10/25/07            104,019,052.61   [5.40]
11/25/07            112,385,862.63   [5.40]
12/25/07            119,880,967.52   [5.40]
01/25/08            126,563,007.68   [5.40]
02/25/08            132,489,073.48   [5.40]
03/25/08            137,708,430.65   [5.40]
04/25/08            142,269,859.78   [5.40]
05/25/08            146,219,170.89   [5.40]
06/25/08            148,886,628.07   [5.40]
07/25/08            149,080,339.89   [5.40]
08/25/08            164,974,253.81   [5.40]
09/25/08            173,730,901.84   [5.40]
10/25/08            177,811,903.68   [5.40]
11/25/08            177,608,973.08   [5.40]
12/25/08            177,878,918.61   [5.40]
01/25/09            175,938,832.35   [5.40]
02/25/09            169,630,872.29   [5.40]
03/25/09            170,492,891.06   [5.40]
04/25/09            169,852,047.51   [5.40]
05/25/09            168,088,905.49   [5.40]
06/25/09            164,916,978.06   [5.40]
07/25/09            160,612,979.39   [5.40]
08/25/09            156,348,649.04   [5.40]
09/25/09            152,175,575.99   [5.40]
10/25/09            148,125,420.25   [5.40]
11/25/09            144,218,939.89   [5.40]
12/25/09            141,032,197.39   [5.40]
01/25/10            136,628,152.24   [5.40]
02/25/10            132,374,772.13   [5.40]
03/25/10            128,190,470.30   [5.40]
04/25/10            123,877,907.77   [5.40]
05/25/10            119,444,347.03   [5.40]
06/25/10            114,637,766.23   [5.40]
07/25/10            109,711,071.56   [5.40]
08/25/10            104,598,170.51   [5.40]
09/25/10             99,304,119.76   [5.40]
10/25/10             93,837,219.46   [5.40]
11/25/10             88,206,845.92   [5.40]
12/25/10             84,134,846.92   [5.40]
01/25/11             79,919,390.84   [5.40]
02/25/11             75,565,938.93   [5.40]
03/25/11             71,081,289.63   [5.40]
04/25/11             66,472,474.62   [5.40]
05/25/11             61,746,202.83   [5.40]
06/25/11             56,714,605.36   [5.40]
07/25/11             51,588,703.05   [5.40]
08/25/11             46,349,428.87   [5.40]
09/25/11                         -            -

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    October 9, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM2
--------------------------------------------------------------------------------

                              Swap Notional Schedule

Period   Accrual Start Date   Pay Date     Swap Notional Schedule ($)
------   ------------------   ----------   --------------------------
1        10/28/06             11/25/06                 971,427,000.00
2        11/25/06             12/25/06                 944,257,704.04
3        12/25/06             01/25/07                 916,223,897.86
4        01/25/07             02/25/07                 887,415,804.43
5        02/25/07             03/25/07                 857,925,881.91
6        03/25/07             04/25/07                 827,849,257.29
7        04/25/07             05/25/07                 797,283,219.57
8        05/25/07             06/25/07                 766,003,129.73
9        06/25/07             07/25/07                 734,445,774.30
10       07/25/07             08/25/07                 702,712,254.93
11       08/25/07             09/25/07                 670,903,454.20
12       09/25/07             10/25/07                 639,122,186.91
13       10/25/07             11/25/07                 607,502,742.36
14       11/25/07             12/25/07                 577,467,273.38
15       12/25/07             01/25/08                 548,934,632.55
16       01/25/08             02/25/08                 521,823,564.24
17       02/25/08             03/25/08                 496,066,333.50
18       03/25/08             04/25/08                 471,593,722.92
19       04/25/08             05/25/08                 448,340,190.00
20       05/25/08             06/25/08                 425,718,455.45
21       06/25/08             07/25/08                 403,895,097.71
22       07/25/08             08/25/08                 359,113,024.69
23       08/25/08             09/25/08                 319,936,213.50
24       09/25/08             10/25/08                 285,583,289.47
25       10/25/08             11/25/08                 255,428,481.09
26       11/25/08             12/25/08                 228,942,086.53
27       12/25/08             01/25/09                 206,922,833.91
28       01/25/09             02/25/09                 188,327,437.58
29       02/25/09             03/25/09                 172,413,155.41
30       03/25/09             04/25/09                 158,633,944.46
31       04/25/09             05/25/09                 146,582,711.66
32       05/25/09             06/25/09                 135,949,374.89
33       06/25/09             07/25/09                 126,493,809.53
34       07/25/09             08/25/09                 118,026,778.30
35       08/25/09             09/25/09                 110,386,935.85
36       09/25/09             10/25/09                 103,454,598.52
37       10/25/09             11/25/09                  97,132,530.97
38       11/25/09             12/25/09                  91,339,283.36
39       12/25/09             01/25/10                  85,853,802.66
40       01/25/10             02/25/10                  80,659,413.41
41       02/25/10             03/25/10                  75,740,332.80
42       03/25/10             04/25/10                  71,081,691.46
43       04/25/10             05/25/10                  66,669,420.27
44       05/25/10             06/25/10                  62,749,188.75
45       06/25/10             07/25/10                  59,035,034.70
46       07/25/10             08/25/10                  55,515,903.78
47       08/25/10             09/25/10                  52,181,473.81
48       09/25/10             10/25/10                  49,021,714.87
49       10/25/10             11/25/10                  46,027,287.78
50       11/25/10             12/25/10                  43,189,362.76
51       12/25/10             01/25/11                  40,499,591.11
52       01/25/11             02/25/11                  37,950,078.20
53       02/25/11             03/25/11                  35,533,336.01
54       03/25/11             04/25/11                  33,242,331.64
55       04/25/11             05/25/11                  31,070,388.10
56       05/25/11             06/25/11                  29,205,406.69
57       06/25/11             07/25/11                  27,436,353.62
58       07/25/11             08/25/11                  25,758,202.49
59       08/25/11             09/25/11                              -

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.